UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Company Appoints New President and Chief Executive Officer to Board of Directors.

At its regularly scheduled board meeting on February 26, 2015, the Board of Directors of Citizens & Northern Corporation (the "Company") increased the size of its Class III Directors from 3 to 4 members and appointed J. Bradley Scovill, the new President and Chief Executive Officer of the Company, as a Class III Director of the Company, effective as of March 2, 2015. Mr. Scovill also was appointed to the Board of Directors of Citizens & Northern Bank (the "Bank"), the wholly-owned banking subsidiary of the Company, effective March 2, 2015. The Board of Directors also appointed Mr. Scovill to the Executive Committee of the Company and Bank Boards, to the Asset Liability Committee of the Company Board and to the Trust Investment Committee and the Finance and Loan Committee of the Bank Board. As required by the employment agreement with Mr. Scovill, the Board of Directors also approved a grant of 5,174 shares of Company restricted common stock to Mr. Scovill, effective March 2, 2015. The restricted shares will vest ratably over a three (3) year period. A copy of the Restricted Stock Grant Agreement, dated March 2, 2015, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Resignation of Interim President and Chief Executive Officer.

On February 26, 2015, the Board of Directors of the Company and the Bank also accepted the resignation of Mark A. Hughes from the position of Interim President and Chief Executive Officer of the Company and the Bank and as a member of the Board of Directors of the Company and the Bank, effective as of March 2, 2015. Also at the Board meeting of February 26, 2015, the Board approved the appointment of Mr. Hughes as the Treasurer and Chief Financial Officer of the Company and as Executive Vice President and Chief Financial Officer of the Bank, effective March 2, 2015, at an annual base salary of $252,000. These are the positions that Mr. Hughes held at the Company and the Bank prior to being appointed Interim President and Chief Executive Officer in August, 2014. The Board also acknowledged and agreed that the Employment Agreement, dated September 19, 2013, among the Company, the Bank and Mr. Hughes, remains in full force and effect in accordance with its terms. The Employment Agreement was filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on September 19, 2013, and is incorporated by reference herein.

Resignation of Chief Financial Officer.

Additionally, on February 26, 2015, the Board of Directors of the Company and the Bank accepted the resignation of Anthony Peluso as the Company's Treasurer and as Interim Chief Financial Officer of the Company and the Bank, and appointed Mr. Peluso to the position of Vice President and Controller of the Bank, the positions he held prior to his appointment as Interim Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.1	Restricted Stock Agreement, dated March 2, 2015, between Citizens & Northern Corporation and J. Bradley Scovill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: March 3, 2015	By: /s/ Mark A. Hughes
Mark A. Hughes, Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Agreement, dated March 2, 2015, between Citizens & Northern Corporation and J. Bradley Scovill.